IAS Reports First Quarter 2024 Financial Results

Total revenue increased 8% to $114.5 million

Net loss of $1.3 million at a 1% net loss margin; adjusted EBITDA of $33.1 million at a 29% margin

Introduces positive second quarter outlook and raises full-year outlook

NEW YORK – May 9, 2024 – Integral Ad Science Holding Corp. (Nasdaq: IAS), a leading global media measurement and optimization platform, today announced financial results for the first quarter ended March 31, 2024.

“Our first quarter results exceeded our expectations. We expect favorable demand trends for our industry-leading products in the second quarter, and we are raising our full year outlook," said Lisa Utzschneider, CEO of IAS. "We benefited from strong social media revenue growth of 40% in our measurement business in the first quarter as we increased availability of our Total Media Quality (TMQ) product across the major social media platforms. We have also established several industry-first partnerships which reinforce demand for the accuracy and sophistication of our innovative AI-backed solutions and the trust the leading platforms, marketers, and publishers place in IAS. We have a robust product pipeline that we expect will drive performance in the back half of 2024 across several fast-growing channels.”
First Quarter 2024 Financial Highlights
•Total revenue was $114.5 million, an 8% increase compared to $106.1 million in the prior-year period.

•Optimization revenue was $52.5 million, a 3% increase compared to $51.0 million in the prior-year period.

•Measurement revenue was $46.3 million, a 14% increase compared to $40.7 million in the prior-year period.

•Publisher revenue was $15.8 million, a 10% increase compared to $14.4 million in the prior-year period.

•International revenue, excluding the Americas, was $36.0 million, a 13% increase compared to $31.9 million in the prior-year period, or 31% of total revenue for the first quarter of 2024.

•Gross profit was $88.4 million, a 5% increase compared to $84.4 million in the prior-year period. Gross profit margin was 77% for the first quarter of 2024.

•Net loss was $1.3 million, or $0.01 per share, compared to net income of $3.1 million, or $0.02 per share, in the prior-year-period. Net loss margin was 1% for the first quarter of 2024.

•Adjusted EBITDA* was $33.1 million compared to $34.1 million in the prior-year period. Adjusted EBITDA* margin was 29% for the first quarter of 2024.

•Cash and cash equivalents were $83.9 million at March 31, 2024.

Recent Business Highlights
•Meta Expansion - IAS launched its AI-driven Total Media Quality (TMQ) brand safety and suitability measurement product across Facebook and Instagram Feed and Reels on February 5th. During the quarter, IAS expanded its solutions with Meta to include 21 new languages for a total of 28 supported languages. In April, IAS expanded to include GARM-aligned misinformation measurement capability.
•TikTok Expanded Markets and Capabilities - In April, IAS expanded its global industry-leading brand safety and suitability measurement on TikTok including Vertical Sensitivity/Category Exclusion segments, expanded coverage to 11 new countries, Automated Suitability Profiles and enhanced reporting.
•Snap Partnership - In March, IAS expanded its partnership with Snap and will be the first to provide AI-driven brand safety and suitability measurement for advertisers. By integrating IAS’s TMQ product, advertisers now have access to increased transparency across their Snapchat campaigns.
•X Expansion - In February, IAS launched its exclusive pre-bid product with X, providing the opportunity for U.S. advertisers to opt-in to activate pre-bid IAS Optimization for X on the Vertical Video product. IAS classifies vertical video ad adjacencies for brand safety and suitability aligned to the GARM framework, giving advertisers maximum control over where their ads appear on the X vertical video feed.
•Roblox Integration - In May, IAS announced its first-to-market integration with Roblox to provide 3D in-experience viewability and IVT measurement.
•Netflix CTV Attention Measurement - IAS collaborated with Netflix to provide CTV attention measurement with IAS Quality Attention to demonstrate the effectiveness of Netflix’s ad- supported attention metrics, including across international markets.
•YouTube MRC Accreditation - In March, IAS earned MRC accreditation for its integrated third-party calculation and reporting of YouTube video viewability for desktop and mobile including web and app using Google's Ads Data Hub for Measurement Partners (ADH-MP).
•SIVT MRC Accreditation - In April, IAS received accreditation for filtration of sophisticated invalid traffic (SIVT) in CTV environments as applied to video impressions, viewable impressions and viewability related metrics.
•TrustArc Certification - In April, IAS received TrustArc’s TRUSTe Responsible AI certification, demonstrating its commitment and alignment with the highest standards of AI governance.

Financial Outlook

"We expect to accelerate revenue growth and profitability from the first quarter in 2024 as we execute on our business plan," said Tania Secor, CFO of IAS. "In addition, we plan to expand adjusted EBITDA margins, invest for long-term sustainable growth, and lower debt."

IAS is introducing the following financial outlook for the second quarter of 2024 and raising its full year 2024 revenue and adjusted EBITDA outlook:

Second Quarter Ending June 30, 2024:
•Total revenue of $125 million to $127 million
•Adjusted EBITDA* of $37 million to $39 million

Year Ending December 31, 2024:
•Total revenue of $533 million to $541 million
•Adjusted EBITDA* of $174 million to $180 million

* See “Supplemental Disclosure Regarding Non-GAAP Financial Information” section herein for an explanation of these measures. IAS is unable to provide a reconciliation for forward-looking guidance of adjusted EBITDA and corresponding margin to net income (loss), the most closely comparable GAAP measures without unreasonable effort, because certain material reconciling items, such as depreciation and amortization, interest expense, income tax expense (benefit) and acquisition, restructuring and integration expenses, cannot be estimated due to factors outside of IAS's control and could have a material impact on the reported results. However, IAS estimates stock-based compensation expense for the second quarter of 2024 in the range of $15 million to $17 million and for the full year 2024 in the range of $63 million to $66 million.

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$83,947	$124,759
Restricted cash	298	54
Accounts receivable, net	67,764	74,609
Unbilled receivables	43,198	46,548
Prepaid expenses and other current assets	32,468	18,959
Total current assets	227,675	264,929
Property and equipment, net	4,088	3,769
Internal use software, net	43,729	40,301
Intangible assets, net	169,316	178,908
Goodwill	674,454	675,282
Operating lease right-of-use assets	19,766	21,668
Deferred tax asset, net	2,433	2,465
Other long-term assets	4,361	4,402
Total assets	$1,145,822	$1,191,724
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$42,176	$72,232
Operating lease liabilities, current	9,119	9,435
Due to related party	83	121
Deferred revenue	1,318	682
Total current liabilities	52,696	82,470
Deferred tax liability, net	20,330	20,367
Long-term debt	123,841	153,725
Operating lease liabilities, non-current	17,707	19,523
Other long-term liabilities	6,172	6,183
Total liabilities	220,746	282,268
Commitments and Contingencies (Note 13)
Stockholders’ Equity
Preferred Stock, $0.001 par value, 50,000,000 shares authorized at March 31, 2024; 0 shares issued and outstanding at March 31, 2024 and December 31, 2023.	—	—
Common Stock, $0.001 par value, 500,000,000 shares authorized, 159,761,454 and 158,757,620 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively.	160	159
Additional paid-in-capital	919,192	901,259
Accumulated other comprehensive loss	(1,975)	(916)
Retained earnings	7,699	8,954
Total stockholders’ equity	925,076	909,456
Total liabilities and stockholders’ equity	$1,145,822	$1,191,724

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(UNAUDITED)

	Three Months Ended March 31,
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)	2024	2023
Revenue	$114,530	$106,092
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown below)	26,161	21,682
Sales and marketing	31,825	26,260
Technology and development	17,978	15,529
General and administrative	21,380	20,723
Depreciation and amortization	15,080	12,825
Foreign exchange loss (gain), net	1,569	(516)
Total operating expenses	113,993	96,503
Operating income	537	9,589
Interest expense, net	(1,926)	(3,417)
Net (loss) income before income taxes	(1,389)	6,172
Benefit (provision) from income taxes	134	(3,026)
Net (loss) income	$(1,255)	$3,146
Net (loss) income per share – basic and diluted:	$(0.01)	$0.02
Weighted average shares outstanding:
Basic	159,385,167	154,315,219
Diluted	159,385,167	157,884,615
Other comprehensive (loss) income:
Foreign currency translation adjustments	(1,059)	1,149
Total comprehensive (loss) income	$(2,314)	$4,295

Stock-Based Compensation
(UNAUDITED)

	Three Months Ended March 31,
(IN THOUSANDS)	2024	2023
Cost of revenue	$124	$84
Sales and marketing	5,738	3,887
Technology and development	4,399	3,170
General and administrative	5,477	4,165
Total stock-based compensation	$15,738	$11,306

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(UNAUDITED)

Three Months Ended March 31, 2024

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total stockholders’ equity
Balance, December 31, 2023	158,757,620	$159	$901,259	$(916)	$8,954	$909,456
RSUs and MSUs vested	806,546	1	—	—	—	1
Option exercises	44,049	—	313	—	—	313
ESPP purchase	153,239	—	1,895	—	—	1,895
Stock-based compensation	—	—	15,725	—	—	15,725
Foreign currency translation adjustment	—	—	—	(1,059)	—	(1,059)
Net loss	—	—	—	—	(1,255)	(1,255)
Balance, March 31, 2024	159,761,454	$160	$919,192	$(1,975)	$7,699	$925,076

Three Months Ended March 31, 2023

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total stockholders’ equity
Balance, December 31, 2022	153,990,128	$154	$810,186	$(2,899)	$775	$808,216
RSUs vested	371,740	—	—	—	—	—
Option exercises	338,949	—	2,115	—	—	2,115
ESPP purchase	111,163	—	882	—	—	882
Stock-based compensation	—	—	11,315	—	—	11,315
Foreign currency translation adjustment	—	—	—	1,149	—	1,149
Adoption of ASC 326, net of tax	—	—	—	—	941	941
Net income	—	—	—	—	3,146	3,146
Balance, March 31, 2023	154,811,980	$154	$824,498	$(1,750)	$4,862	$827,764

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
(IN THOUSANDS)	2024	2023
Cash flows from operating activities:
Net (loss) income	$(1,255)	$3,146
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	15,080	12,825
Stock-based compensation	15,738	11,306
Foreign currency loss (gain), net	1,395	(678)
Deferred tax benefit	(5)	(2,767)
Amortization of debt issuance costs	116	116
(Reversal of) allowance for credit losses	(188)	514
Changes in operating assets and liabilities:
Decrease in accounts receivable	6,436	6,642
Decrease in unbilled receivables	3,167	1,292
(Increase) decrease in prepaid expenses and other current assets	(13,759)	3,063
(Increase) decrease in operating leases, net	(202)	20
Decrease (increase) in other long-term assets	19	(19)
Decrease in accounts payable and accrued expenses and other long-term liabilities	(28,278)	(13,073)
Increase in deferred revenue	644	522
(Decrease) increase in due to/from related party	(39)	47
Net cash (used in) provided by operating activities	(1,131)	22,956
Cash flows from investing activities:
Purchase of property and equipment	(1,128)	(1,282)
Acquisition and development of internal use software and other	(9,163)	(7,060)
Net cash used in investing activities	(10,291)	(8,342)
Cash flows from financing activities:
Proceeds from the Revolver	—	75,000
Repayment of long-term debt	(30,000)	(85,000)
Proceeds from exercise of stock options	313	2,115
Cash received from Employee Stock Purchase Program	1,393	787
Net cash used in financing activities	(28,294)	(7,098)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(39,716)	7,516
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(847)	305
Cash, cash equivalents and restricted cash at beginning of period	127,290	89,671
Cash, cash equivalents, and restricted cash, at end of period	$86,727	$97,492
Supplemental Disclosures:
Net cash paid during the period for:
Interest	$1,879	$3,004
Taxes	$268	$935
Non-cash investing and financing activities:
Property and equipment acquired included in accounts payable	$2	$433
Internal use software acquired included in accounts payable	$573	$1,309
Lease liabilities arising from right of use assets	$189	$—

Supplemental Disclosure Regarding Non-GAAP Financial Information

We use supplemental measures of our performance, which are derived from our consolidated financial information, but which are not presented in our consolidated financial statements prepared in accordance with GAAP. Adjusted EBITDA is the primary financial performance measure used by management to evaluate our business and monitor ongoing results of operations. Adjusted EBITDA is defined as income/loss before depreciation and amortization, stock-based compensation, interest expense, income taxes, restructuring and severance costs, acquisition and integration costs, foreign exchange gains and losses, and other one-time, non-recurring costs. Adjusted EBITDA margin represents the adjusted EBITDA for the applicable period divided by the revenue for that period presented in accordance with GAAP.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our shareholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, these measures are not a substitute for, or superior to, U.S. GAAP financial measures or disclosures. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

Reconciliation of historical Adjusted EBITDA and corresponding margin to their most directly comparable GAAP financial measures, net income/loss and corresponding margin are presented below. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items.

Reconciliation of Adjusted EBITDA

	Three Months Ended March 31,
(IN THOUSANDS, EXCEPT PERCENTAGES)	2024	2023
Net (loss) income	$(1,255)	$3,146
Depreciation and amortization	15,080	12,825
Stock-based compensation	15,738	11,306
Interest expense, net	1,926	3,417
(Benefit) provision from income taxes	(134)	3,026
Acquisition, restructuring and integration costs	126	811
Foreign exchange loss (gain), net	1,569	(516)
Asset impairments and other costs	—	38
Adjusted EBITDA	$33,050	$34,053
Revenue	$114,530	$106,092
Net (loss) income margin	(1)%	3%
Adjusted EBITDA margin	29%	32%

Conference Call and Webcast Information
IAS will host a conference call and live webcast to discuss its first quarter 2024 financial results today at 5:00 p.m. ET. To access the live webcast and conference call dial-in, please register under the "News & Events" section of IAS's investor relations website. A replay will be available on IAS's investor relations website following the live call: https://investors.integralads.com.

About Integral Ad Science
Integral Ad Science (IAS) is a leading global media measurement and optimization platform that delivers the industry’s most actionable data to drive superior results for the world’s largest advertisers, publishers, and media platforms. IAS’s software provides comprehensive and enriched data that ensures ads are seen by real people in safe and suitable environments, while improving return on ad spend for advertisers and yield for publishers. Our mission is to be the global benchmark for trust, safety, and transparency in digital media quality. For more information, visit integralads.com.

Forward-Looking Statements
This earnings press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance, including guidance, and business, including pipeline and industry trends. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: (i) the adverse effect on our business, operating results, financial condition, and prospects from various macroeconomic factors, including instability in geopolitical or market conditions; (ii) our failure to innovate or make the right investment decisions; (iii) our ability to provide digital or cross-platform analytics; (iv) our failure to maintain or achieve industry accreditation standards; (v) our dependence on integrations with advertising platforms, demand side providers (“DSPs”) and proprietary platforms that we do not control; (vi) our ability to compete successfully with our current or future competitors in an intensely competitive market; (vii) our inability to use software licensed from third parties; (viii) our international expansion; (ix) our ability to expand into new channels; (x) our ability to sustain our profitability and revenue growth rate; (xi) risks that our customers do not pay or choose to dispute their invoices; (xii) risks of material changes to revenue share agreements with certain DSPs; (xiii) our dependence on the overall demand for advertising; (xiv) our ability to effectively manage our growth; (xv) the impact that any acquisitions we have completed in the past and may consummate in the future, strategic investments, or alliances may have on our business, financial condition, and results of operations; (xvi) our ability to successfully execute our international plans; (xvii) the risks associated with the seasonality of our market; (xviii) our ability to maintain high impression volumes; (xix) the difficulty in evaluating our future prospects given our short operating history; (xx) uncertainty in how the market for buying digital advertising verification solutions will evolve; (xxi) interruption by man-made problems such as terrorism, computer viruses, or social disruptions; (xxii) the risk of failures in the systems and infrastructure supporting our solutions and operations; (xxiii) our ability to avoid operational, technical, and performance issues with our platform; (xxiv) risks associated with any unauthorized access to user, customer, or inventory and third-party provider data; (xxv) our ability to provide the non-proprietary technology, software, products, and services that we use; (xxvi) the risk that we are sued by third parties for alleged infringement, misappropriation, or other violation of their proprietary rights; (xxvii) our ability to obtain, maintain, protect, or enforce intellectual property and proprietary rights that are important to our business; (xxviii) our involvement in lawsuits to protect or enforce our intellectual property; (xxix) risks that our employees, consultants, or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers; (xxx) risks that our trademarks and trade names are not adequately protected; (xxxi) the impact of unforeseen changes to privacy and data protection laws and regulation on digital advertising; (xxxii) our ability to maintain our corporate culture; (xxxiii) public health outbreaks, epidemics, pandemics, or other public health crises; (xxxiv) risks posed by earthquakes, fires, floods, and other natural catastrophic events; (xxxv) the risk that a perceived failure to comply with laws and industry self-regulation may damage our reputation; and (xxxvi) other factors disclosed in our filings with the SEC. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to update or revise any forward- looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Jonathan Schaffer
ir@integralads.com

Media Contact:
press@integralads.com